Exhibit 10.4

STOCK REPURCHASE AND CANCELLATION AGREEMENT

This Stock Repurchase and Cancellation Agreement (this “Agreement”), dated effective as of December 31, 2014 (the “Effective Date”), is entered into by and between Gust C. Kepler (“Stockholder”) and Tiger Trade Technologies, Inc., a Texas corporation (“Company”).

WHEREAS, Stockholder is the record and beneficial owner of Ten Million (10,000,000) shares of common stock, $.001 par value per share (the “Common Stock”);

WHEREAS, as of the Effective Date, the Company has advanced the Stockholder cash in the principal amount of Fifty Thousand Dollars ($50,000) (the “Stockholder Debt”);

WHEREAS, the parties have agreed that the Company shall repurchase One-Hundred Thousand (100,000) shares of Common Stock (the “Repurchase Shares”) from Stockholder in exchange for and in complete satisfaction of the Stockholder Debt;

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows.

1.           Repurchase of Common Stock.  Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to repurchase from the Stockholder, and the Stockholder hereby agrees to sell to the Company, all of the Stockholder's right, title and interest in and to the Repurchase Shares. On the Effective Date, the Stockholder shall deliver to the Company certificates representing the Repurchase Shares, duly executed for cancellation, or accompanied by stock powers duly executed in blank (with a medallion guarantee or such other evidence of signature as the Company’s transfer agent may require) whereupon the officers of the Company shall cancel such shares by delivering the Shares to the Company’s stock transfer agent for cancellation. In the event that the certificate delivered by the Stockholder shall represent a greater number of shares of Common Stock, the Company shall promptly reissue and deliver to Stockholder a certificate representing any shares of Common Stock delivered in excess of the Repurchase Shares.

2.           Consideration for the Repurchase Shares.  In full consideration for the Repurchase Shares, the Company hereby releases Stockholder from all obligations for repayment of the Stockholder Debt as of the Effective Date.

3.           Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understanding related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statement, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not set forth.

4.           Governing Law.  This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of Texas (without regard to principles of conflicts of law).

5.           Consent to Jurisdiction.  Each party irrevocably submits to the exclusive jurisdiction of the appropriate state or federal court in the State of Texas for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby.  Each party agrees to commence any such action, suit or proceeding in Dallas, Texas.

6.           Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.           Further Assurances.  Each party shall, at the request of the other party, at any time and from time to time following the Effective Date promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

8.           Severability of Provisions.  If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of the Agreement, or the application of such provision or portion of such provision is held invalid or unenforceable to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable, in no event shall this Agreement be rendered void or unenforceable.

9.           Captions.  All section titles or captions contained in this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

***Signature Page Follows***

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the Effective Date.

TIGER TRADE TECHNOLOGIES, INC. By: /s/ Gust C. Kepler Gust C. Kepler, President /s/ Gust C. Kepler Gust C. Kepler